Exhibit 10.31

BODY CENTRAL ACQUISITION CORP.

SUCCESS BONUS PLAN

1.               PURPOSE AND EFFECTIVE DATE.

The purpose of this Body Central Acquisition Corp. Success Bonus Plan (the “Plan”) is to reward certain employees of Body Central Acquisition Corp. (the “Company”) and/or its subsidiaries and to promote the success of the Company and its subsidiaries. In order to accomplish these purposes, the Plan provides for the total payment of up to $1,000,000 in Bonuses allocated to Participants in amounts determined in the sole discretion of the Board of Directors of the Company (the “Board”), and as further described below. This Plan has been adopted as of April 10, 2007 (the “Effective Date”) and is effective through April 10, 2012.

2.               DEFINITIONS.

“Acquiring Person” shall mean the surviving or acquiring person or entity in connection with any Sale.

“Bonus” or “Bonuses” shall mean bonuses awarded by the Company to any Participant or Participants in accordance with this Plan.

“Bonus Payment” shall mean the amount, if any, to be paid to a Participant in connection with the satisfaction of the Company’s obligations under the Plan.

“Closing Date” shall mean the date of the closing of any IPO or Sale.

“Initial Equity Value” shall be an amount equal to the sum of the Series A Original Issue Price (as defined in the Company’s Certificate of Incorporation as in effect from time to time) of each share of Series A Preferred Stock and the Series B Original Issue Price (as defined in the Company’s Certificate of Incorporation as in effect from time to time) of each share of Series B Preferred Stock.

“IPO” shall mean the initial public offering of the Company’s common stock, $0.01 par value per share.

“Maximum Bonus” with respect to each Participant shall mean the maximum bonus that may be paid to such Participant under the Plan, as set forth in the award letter delivered by the Company to such Participant.

“Per Share Transaction Value” shall mean the price per share, as adjusted proportionally to account for any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other adjustment to the number and amount of shares of capital stock of the Company occurring after the date hereof, and on an as if converted basis (x) at which shares of common stock are issued and sold to the public, in the case of an IPO, or (y) paid by any Acquiring Person for shares of capital stock convertible into common stock of the Company pursuant to a Sale. In the event that different prices are paid for different classes of capital stock of the Company pursuant to a Sale, the Per Share Transaction Value for purposes of this Plan shall be determined by the Board, giving due regard to all relevant factors. In the event that any contingent consideration is payable after the Closing Date of a Sale, for the purposes of determining the Per Share Transaction Value, the Board shall make a good faith estimate of the net present value of such consideration, based on its determination of the likelihood such contingent consideration will be payable and the ultimate amount thereof, including any discounts it believes appropriate in its sole discretion given the anticipated timing of such payments.

“Proceeds to Equity” shall mean the cash proceeds received by the holders of the Series A Preferred Stock and Series B Preferred Stock which are attributable to such securities (or to securities acquired in respect of the Series A Preferred Stock and Series B Preferred Stock) net of all costs, expenses or other obligations of such holders incurred in connection therewith.

“Sale” shall mean any merger or consolidation of the Company with or into another person or entity or the sale or transfer of all or substantially all of the assets of the Company, in each case in a single transaction or in a series of related transactions, in which the stockholders of the Company immediately prior to such transaction, together with any and all of such stockholders’ affiliates, do not own or hold, immediately after consummation of such transaction, shares of capital stock of the Acquiring Person in connection with such transaction possessing at least a majority of the total voting power of the outstanding capital stock of such Acquiring Person.

“Series A Preferred Stock” shall mean the shares of Series A Preferred Stock, $0.001 par value per share, issued and outstanding as of the Effective Date.

“Series B Preferred Stock” shall mean the shares of Series B Preferred Stock, $0.001 par value per share, issued and outstanding as of the Effective Date.

3.               ELIGIBILITY.

(a)           In General. Subject to subsection (b) below, the individuals eligible to participate in the Plan shall be those key employees of the Company and its subsidiaries as the Board determines, in its sole discretion, to be eligible pursuant to Section 4 below (the “Participants”).

(b)           Effect of Termination of Employment. Any employee who leaves the employ of the Company and its subsidiaries voluntarily or involuntarily, for any reason or no reason, on or before the Closing Date will forfeit any and all rights to participate in the Plan, including any right to payment in respect of a previously awarded Bonus.

(c)           Determination of Continuous Employment. Any determination of whether or not a Participant has been continually employed (including for the purposes of Section 5(a) below) shall be made by the Board, in its sole discretion, giving due regard to the Company’s employment policies and applicable law.

4.               AWARD OF BONUS AMOUNTS.

The Board shall determine, in its sole discretion, the number and identity of Participants (if any) and Bonus amounts awarded to such Participants (if any). The Board may, in its sole discretion, change the awards of Bonuses previously made to any Participant, including reducing any Bonuses to Participants. Participants will be notified of any Bonuses awarded to them at such time as the Board deems appropriate.

5.               DETERMINATION OF BONUS PAYMENTS AND PAYMENT OF AMOUNTS.

(a)           In the event of an IPO, any Participant who is employed by the Company or one of its affiliates at the time of such IPO and who has been continually employed by the Company or one of its affiliates from the Effective Date through and including the Closing Date of the IPO, shall be eligible to receive such Participant’s Maximum Bonus.

(b)           In the event of a Sale, any Participant who is employed by the Company or one of its affiliates at the time of such Sale, and who has been continually employed by the Company or one of its affiliates from the Effective Date through and including the Closing Date of the Sale, shall be eligible to receive a Bonus which amount will be determined as follows:

(i)            If the Proceeds to Equity are less than or equal to 2 times the Initial Equity Value, no Bonus will be paid.

(ii)           If the Proceeds to Equity are greater than 2 times the Initial Equity Value, then each Participant shall receive a Bonus calculated according to the following formula:

A x	(B-C)
C

Where:

A = such Participant’s Maximum Bonus;

B = Proceeds to Equity; and

C = 2 times the Initial Equity Value;

provided that in no event will the Bonus Payments to all Participants in the aggregate exceed $1,000,000.

(b)           Bonus Payments, if any, will be paid to Participants in a lump sum within thirty (30) days after any Closing Date, net of all required or authorized tax or other withholdings.

6.               EFFECT ON COMPANY RIGHTS.

Neither the adoption of the Plan, nor any action taken pursuant to its terms, shall confer upon any employee of the Company or its Subsidiaries any right to continued employment, nor interfere in any way with the right of the Company to terminate the employment of any of its employees at any time.

7.               ADMINISTRATION AND INTERPRETATION.

The Board will have full and exclusive authority to administer the Plan, to interpret the terms of the Plan, to adopt, amend and rescind rules and guidelines for the administration of the Plan and to decide all questions and settle all controversies and disputes which arise in connection with the Plan. Any determination of the Board under the Plan will be binding and final on all Persons claiming an interest hereunder. The Board shall have the right to delegate to the Compensation Committee or other Committee of the Board any and all of its rights under the Plan. The Board shall have the right to delegate to the Chairman and Chief Executive Officer of the Company its rights under Section 4 of the Plan.

8.               AMENDMENT AND TERMINATION.

The Board may at any time and from time to time amend or terminate the Plan in any respect and for any purpose it, in its sole discretion, deems appropriate or necessary. In any event the Plan, and all prior grants of Bonuses, shall terminate, and thereafter be of no further force and effect, immediately after the Closing Date of the first IPO or Sale to occur after the effective date of this Plan except insofar as it remains relevant to the determination of rights arising in that Sale or IPO.

9. INTERESTS NON-ASSIGNABLE; NO FUNDING.

The benefits provided hereunder will not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected will not be recognized. Neither the establishment of the Plan, nor the creation of any fund or account, nor the payment of any benefits, nor the taking of any other action pursuant to the provisions of the Plan will give or be construed to give any Participant or other Person any legal or equitable right against the Company or the Board, provided that, to the extent that any Person acquires a right to receive benefits from the Company under the Plan, such right shall be no greater than the right of any other unsecured general creditor of the Company. Except as provided herein, the Company shall not be required to set aside or segregate any assets of any kind to meet any of its obligations hereunder and all obligations of the Company hereunder shall be reflected by book entries only. The Participants shall have no rights on account of this Plan to any specific assets of the Company.